Exhibit 10.18

AMENDMENT NUMBER THREE TO BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULTS

This AMENDMENT NUMBER THREE TO BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULTS (this “Amendment”), dated and effective as of December 31, 2014, is entered into by and among BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A. Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of March 15, 2013, as amended by that certain Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent, dated as of August 29, 2013, and that certain Amendment Number Two to Business Financing Agreement, Waiver and Consent, dated as of May 13, 2014 to be effective as of April 16, 2014 (as so amended, the “Agreement”);

B. Borrowers are in default of the provisions of the Agreement set forth on Schedule 1 attached hereto, as at the dates indicated in such Schedule (the “Existing Defaults”).

C. Borrowers have requested that Lender waive the Existing Defaults, and Lender has agreed with such request, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1. Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

 2. Amendment to Section 2.2. A new clause (h) is hereby added to Section 2.2 of the Agreement, immediately following clause (g) thereof, as follows:

(h)	Waiver Fee. Borrowers shall pay to Lender a fully-earned non- refundable waiver fee in the amount of $51,216.55 (“Waiver Fee”). The Waiver Fee shall be due and payable as follows: (i) $10,000 upon Borrowers’ execution of the Third Amendment, and (ii) $41,216.55 upon the earliest to occur of (x) Borrowers’ delivery of their monthly financial statements pursuant to Section 4.8(b) of this Agreement for the fiscal month ending March 31, 2015, (y) April 30, 2015, or (z) the occurrence of an Event of Default; provided that Lender shall waive receipt of the second installment of the Waiver Fee if, and only, if, (1) no Event of Default has occurred and is continuing as of Borrower’s fiscal month and quarter ended March 31, 2015, as determined by Lender in its sole discretion based upon Borrowers’ financial statements and compliance certificate delivered by Borrowers pursuant to Sections 4.8(b) and (f), respectively, of this Agreement and such other information available to Lender, and (2) no Event of Default has occurred and is continuing as of the date of Lender’s determination pursuant to clause (1) of this Section 2.2(h).

3. Amendment to Section 4.12(b). :Section 4.12(b) of the Agreement is hereby amended in its entirety as follows:

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(b)	Adjusted EBITDA for each fiscal quarter not at any time less than the amount set forth in the table below opposite the applicable fiscal quarter:

Fiscal Quarter Ending	Minimum Quarterly Adjusted EBITDA
December 31, 2014	$125,000
March 31, 2015 and each fiscal quarter ending thereafter	$200,000

4. Amendments to Section 12.1. The following new definitions are hereby added to Section 12.1 of the Agreement in alphabetical order:

“Adjusted EBITDA” means Borrowers’ combined Net Income plus interest expense, taxes, depreciation expense, amortization expense, and non-cash, non-recurring expenses, calculated in accordance with GAAP.

“Third Amendment” means that certain Amendment Number Three to Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014, among Borrowers and Lender, amending this Agreement.

5. Replacement Exhibit A. Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this Amendment.

6. Waiver of Existing Defaults. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Defaults. This waiver of the Existing Defaults shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

7. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment and the waiver of the Existing Defaults set forth in Section 6 above are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a) Lender shall have received (i) this Amendment, duly executed by Borrowers, (ii) the Acknowledgment and Agreement of Guarantors attached hereto, duly executed by each Guarantor, and (iii) the Acknowledgment and Agreement of Creditors attached hereto, duly executed by each Creditor;

(b) Lender shall have received the first installment of the Waiver Fee;

(c) After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(d) After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

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8. Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

 (a) After giving effect to this Amendment, no Event of Default or Default is continuing;

(b) After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c) This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

9. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10. Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

11. No Other Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default (other than the Existing Defaults), whether or not known to Lender and whether or not existing on the date of this Amendment.

12. Release.

(a) Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower, such Guarantor, or such Creditor, has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

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(b) Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

13. Reaffirmation of the Agreement. The Agreement as amended hereby and the Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

LILIEN SYSTEMS,
a California corporation

By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chairman

SYSOREX GOVERNMENT SERVICES, INC.,
a Virginia corporation

By:	/s/ Wendy Loundermon
Name: Wendy Loundermon Title: President and Chief Financial Officer

[Signatures continue on the following page].

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BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ David Feiock
Name: David Feiock Title: Assistant Vice President

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ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, as guarantors of the obligations of LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), pursuant to the separate Guaranty of each of the undersigned (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 12 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under her or her Guaranty.

SYSOREX FEDERAL, INC.,
a Delaware corporation

By: /s/ Nadir Ali
Name: Nadir Ali
Title: President

SYSOREX GLOBAL HOLDINGS CORP.,
a Nevada corporation

By: /s/ Nadir Ali
Name: Nadir Ali
Title: President

SHOOM, INC.,
a California corporation

By: /s/ Nadir Ali
Name: Nadir Ali
Title: Director

AIRPATROL CORPORATION, a
Nevada corporation

By: /s/ Nadir Ali
Name: Nadir Ali
Title: Director

Acknowledgement and Agreement of Guarantors

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ACKNOWLEDGMENT AND AGREEMENT OF CREDITORS

The undersigned, as creditors of LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), subordinated to the obligations of Borrowers owing to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), pursuant to the separate Subordination Agreement of each of the undersigned (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 12 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under her or her Subordination Agreement.

SYSOREX CONSULTING, INC.,
a California corporation

By: /s/ Salam Qureishi
Name: Salam Qureishi
Title: Chairman

/s/ Abdus Salam Qureishi
Abdus Salam Qureishi, trustee of QUREISHI 1998
FAMILY TRUST

/s/ Bret R. Osborn
BRET R. OSBORN

/s/ Dhruv Gulati
DHRUV GULATI

/s/ Geoffrey I. Lilien
GEOFFREY I. LILIEN

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SCHEDULE 1

TO

AMENDMENT NUMBER THREE TO BUSINESS FINANCING AGREEMENT, AND WAIVER OF DEFAULTS

EXISTING DEFAULTS

Section of Agreement	Required Performance	Actual Performance
Section 4.12(b) – Performance to Plan

Combined revenue not to deviate by more than 20% or $100,000 from the projections of combined revenue approved by Borrowers’ boards of directors with respect to the rolling three month period ended on the date of determination, tested as at the end of each month

Failed to meet in respect of such required performance for the rolling three month periods ended on November 30, 2014
Section 4.12(b) – Performance to Plan

Combined Net Income not to deviate by more than 20% or

$100,000 from the projections of combined Net Income approved by Borrowers’ boards of directors with respect to the rolling three month period ended on the date of determination, tested as at the end of each month

Failed to meet in respect of such required performance for the rolling three month periods ended on July 31, 2014, August 31, 2014, September 30, 2014, October 31, 2014, and November 30, 2014

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EXHIBIT A TO

AMENDMENT NUMBER THREE TO BUSINESS FINANCING AGREEMENT, AND WAIVER OF DEFAULTS

FORM OF COMPLIANCE CERTIFICATE

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